                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_]      Confidential,  for Use of the  Commission  Only (as  permitted  by Rule
         14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               LITHIA MOTORS, INC.
             (Exact Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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                  applies:
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                  computed  pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated  and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:
[_]  Fee paid previously with preliminary materials.
[_]      Check box if any part of the fee is offset as provided by Exchange  Act
         Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
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================================================================================

                               LITHIA MOTORS, INC.
                              360 E. Jackson Street
                           Medford, Oregon 97501-5289

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 17, 2001

To the Shareholders of Lithia Motors, Inc.:

I am  pleased to invite you to the  Annual  Meeting  of  Shareholders  of LITHIA
MOTORS,  INC.,  which  will be held  at the  Rogue  Valley  Country  Club,  2660
Hillcrest Road, Medford,  Oregon 97504, on Thursday, May 17, 2001, at 4:00 p.m.,
Pacific Daylight Savings Time for the following purposes.

         1.       To elect directors of the Company for the ensuing year;
         2.       To approve the Lithia Motors, Inc. 2001 Stock Option Plan;
         3.       To  approve  an  amendment  to the Lithia  Motors,  Inc.  1998
                  Employee  Stock  Purchase Plan to modify  certain  eligibility requirements; and
         4.       To consider and act on such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 30, 2001, as the record date. Only holders of record of Common Stock and Series M Preferred Stock of the  Company at the close of  business on the record date will be entitled to notice  of and to  vote at the  meeting  and any  adjournment  thereof.  Further information  regarding  voting  rights  and  the  matters  to be  voted  upon is presented in this proxy statement.

The Proxy Statement,  the proxy card, a return envelope and a copy of the Annual
Report to  Shareholders  describing the Company's  operations for the year ended
December 31, 2000 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the  meeting,  please  sign and return  the  enclosed  proxy card promptly.  Your  shares  will be voted at the  meeting in  accordance  with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive  multiple  copies of the proxy  materials.  If so, please  sign and return  each proxy card you  receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                                Very truly yours,

                                LITHIA MOTORS, INC.

                                SIDNEY B. DeBOER
                                Chairman of the Board,
April 20, 2001                  Chief Executive Officer and Secretary

                               LITHIA MOTORS, INC.
                                 PROXY STATEMENT

GENERAL
This proxy statement and the  accompanying  Annual Report to  Shareholders,  the
Notice  of  Annual  Meeting  and the  proxy  card  are  being  furnished  to the shareholders of Lithia Motors,  Inc., an Oregon corporation (the "Company"),  in connection with the  solicitation of proxies by the Company's Board of Directors for use at the  Company's  2001  Annual  Meeting of  Shareholders  (the  "Annual
Meeting") to be held at the Rogue Valley  Country  Club,  2660  Hillcrest  Road,
Medford,  Oregon 97504, on Thursday, May 17, 2001, at 4:00 p.m. Pacific Daylight
Savings Time and any adjournment thereof.

SOLICITATION AND REVOCATION OF PROXIES
The Board of Directors is soliciting proxies for use at the Annual Meeting.  The solicitation  of proxies by mail may be  followed by  personal  solicitation  of certain  shareholders,  by officers or regular  employees  of the  Company.  All expenses of the Company  associated with this  solicitation will be borne by the
Company.

The two persons  named as proxies on the enclosed  proxy card,  Sidney B. DeBoer and M. L. Dick Heimann, were designated by the Board of Directors.  All properly executed  proxies will be voted (except to the extent that authority to vote has been  withheld)  and where a choice has been  specified  by the  shareholder  as
provided  in  the  proxy  card,  it  will  be  voted  in  accordance   with  the
specification so made. Proxies submitted without specification will be voted FOR
Proposal  No. 1 to elect the  nominees  for  directors  proposed by the Board of
Directors;  FOR Proposal  No. 2 to approve the Lithia  Motors,  Inc.  2001 Stock
Option Plan;  and FOR  Proposal  No. 3 to approve an amendment to the  Company's
1998 Employee Stock Purchase Plan.

A proxy may be revoked by a shareholder  prior to its exercise by written notice to the Secretary of the Company,  by submission of another proxy bearing a later date or by voting in person at the Annual  Meeting.  Such  notice or later proxy will not affect a vote on any matter  taken prior to the receipt  thereof by the
Company.

These proxy materials and the Company's 2000 Annual Report to  Shareholders  are
being mailed on or about April 20, 2001 to  shareholders  of record on March 30,
2001 of the Company's  Common Stock and Series M Preferred  Stock. The principal executive  office and mailing  address of the Company is 360 E. Jackson  Street,
Medford, Oregon 97501.

VOTING AT THE MEETING
Class A Common  Stock,  Class B  Common  Stock  and  Series  M  Preferred  Stock
constitute  the only classes of securities  entitled to notice of and to vote at the  meeting.  As of the record  date,  there were  8,448,213  shares of Class A
Common  Stock,  4,087,000  shares of Class B Common  Stock and 14,859  shares of
Series M Preferred  Stock  outstanding  and entitled to vote. The Class A Common
Stock,  Class B Common  Stock and Series M  Preferred  Stock vote  together as a single voting group on all matters submitted to a vote of the shareholders.  For a quorum to exist,  there must be 25,062,528 votes represented at the meeting in person or by proxy.

At the annual  meeting,  each share of Class A Common  Stock is  entitled to one vote per share,  each share of Class B Common Stock  outstanding  is entitled to ten votes per share and each share of Series M  Preferred  Stock is  entitled to
54.30 votes per share

Proxies that  expressly  indicate an abstention as to a particular  proposal and broker  non-votes will be counted for purposes of  determining  whether a quorum exists at the Annual Meeting.  Directors are elected by a plurality of the votes cast and only  votes  cast in favor of a  nominee  will be  counted.  Therefore, abstention from voting or nonvoting by brokers will have no effect. The proposed
2001 Stock Option Plan and the proposed amendment to the Company's 1998 Employee
Stock  Purchase  Plan will be  approved  if more  votes are cast in favor of the proposal than cast against it.  Therefore,  abstention from voting and nonvoting by brokers will have no effect on the approval of these proposals.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

                                 PROPOSAL NO. 1
                              Election of Directors

The  Company's  bylaws  provide  for not less than two and not more  than  seven directors.  The Board of  Directors  has  currently  established  the  number of directors at seven.  Directors are elected by the  shareholders at the Company's annual meeting and serve until the next annual meeting or until their successors are elected and  qualified.  The Board of Directors  has nominated the following persons to serve as directors for the ensuing year:

Name                  Age  Has Been a Director Since
-------------------   --   -------------------------
Sidney B. DeBoer      57           1968
Thomas Becker         49           1997
R. Bradford Gray      49           1997
M. L. Dick Heimann    57           1970
W. Douglas Moreland   52           1999
Gerald F. Taylor      60           2000
William J. Young      58           1997

SIDNEY B. DEBOER. Mr. DeBoer has served as the Chairman, Chief Executive Officer and  Secretary  of the  Company  since  1968.  He also is a  member  of  various automobile  industry  organizations,  including  the  President's  Club  of  the
National  Automobile  Dealers  Association,  Oregon  Auto  Dealers  Association,
Medford New Car Dealers  Association,  Chrysler  Dealer  Council,  Toyota Dealer
Council and Honda Dealer Council. Mr. DeBoer has earned several awards including the Time Magazine Quality Dealer Award in 1997, the Sports Illustrated  All-Star
Dealer  Award in 1990 and various  Medford  Chamber of Commerce  Awards in 1986,
1991, 1993 and 1998. Mr. DeBoer is active with several  community and charitable
organizations,   including  Oregon  Community  Foundation,   Oregon  Shakespeare
Festival, Ashland Community Hospital and Rogue Valley Medical Center Foundation.

THOMAS  BECKER.  Mr. Becker became a Director of the Company in March 1997.  Mr.
Becker is the Executive Director of Pacific Retirement Services,  Inc. and Rogue
Valley Manor in Medford, Oregon. Pacific Retirement Services, Inc. is the parent corporation of a number of retirement  centers and related operations in Oregon,
California  and Texas.  Mr.  Becker  began his career with Rogue Valley Manor in
January 1978.  Mr. Becker holds a Bachelor of Science degree from the University of Oregon.

R. BRADFORD GRAY. Mr. Gray has served as Executive Vice President of the Company since 1996 and became a Director of the Company in 1997.  From 1981 to 1995,  he
served in various  capacities with the Company,  including as General Manager of the Company's Grants Pass (1991-1995) and Lithia Dodge (1989-1991)  dealerships.
Since  1975,  Mr.  Gray has  held  various  positions  in the  automobile  sales industry, including sales representative, sales manager and general manager.

M.L. DICK HEIMANN.  Mr.  Heimann has served as the Chief  Operating  Officer and
Director of the Company since 1970 and was appointed President in 1997. Prior to joining the  Company,  he served as a district  manager of Chrysler  Corporation from 1967 to 1970. He is a member of various automobile  industry  organizations including the Oregon Auto Dealers  Association,  the Jeep Dealer Council and the
Medford  New Car  Dealers  Association,  for which he has  previously  served as president.  Mr.  Heimann is a graduate of University of Colorado with a Bachelor of Science degree in Biology and Languages.

W. DOUGLAS  MORELAND.  Mr.  Moreland became a Director and joined the Company as
Regional Vice President - Intermountain  Region in May 1999 when Lithia acquired the  Moreland  Automotive  Group.  In March 2000,  Mr.  Moreland was promoted to
Senior Vice  President,  Regional  Operations  - Colorado.  Prior to joining the
Company,  Mr. Moreland was the owner of Moreland  Automotive Group. Mr. Moreland began his auto retailing career in 1969 and became a primary dealer and owner in
January 1980.

GERALD F. TAYLOR. Mr. Taylor became a Director of the Company in April 2000. Mr.
Taylor  served in the  position  of Senior  Vice  President  and CFO of  Applied
Materials,  Inc., a manufacturer of  semi-conductor  equipment,  from 1984 until
1998.  From 1998 to January 2000, Mr. Taylor served as senior advisor to the CEO of Applied  Materials,  Inc.,  and is now fully retired from Applied  Materials,
Inc. He is on the Board of Directors of Electro Scientific Industries,  Inc. and
MicroBar,  Inc. (a private company). He is also on the Board of Directors of the
Oregon Shakespeare Festival.

WILLIAM J. YOUNG.  Mr. Young became a Director of the Company in March 1997. Mr.
Young is the former Chairman of the Board, President and Chief Executive Officer
of ARC Capital, a holding company with three wholly-owned subsidiaries operating in the machine vision industry. Mr. Young was with ARC Capital since 1994. Prior to 1994, Mr. Young served with Volkswagen of America ("VOA") for 18 years,  most recently  as  President  and  Chief  Executive  Officer.  During  his  tenure as
President and CEO of VOA, Mr. Young also served as President of V-Crest Systems,
Inc.  ("VCI"),  a computer  services company serving 1,200 auto dealer agencies, and director of VCI, Inc., a $2 billion financial services company.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors held four regular meetings and took action pursuant to 12 unanimous written consents during the year ended December 31, 2000. Mr. Moreland missed  three  of the four  regular  meetings  during  2000.  No other  director attended  fewer than 75 percent of the  meetings of the Board of  Directors  and committees  thereof, if any, during the period that he was a member of the Board of Directors during 2000.

The Compensation  Committee,  currently consisting of Messrs. Becker, Taylor and
Young,  all  independent  directors,  reviews  and  approves  salaries  for  the executive officers, grants of stock options and other incentive compensation for employees  of the Company.  The  Compensation  Committee  also  administers  the
Company's  1996 Stock  Incentive Plan and the 1998 Employee Stock Purchase Plan.
Upon approval by  shareholders  of the 2001 Stock Option Plan, the  Compensation
Committee will become responsible for its administration as well. Mr. DeBoer was a member of the  Compensation  Committee  until  March  2000.  The  Compensation
Committee held four meetings and took action  pursuant to two unanimous  written consents during 2000.

The Audit Committee,  currently consisting of Messrs.  Becker, Taylor and Young, is responsible  for  recommending  the selection of auditors for the Company and reviewing  the results of the audit and other  reports and services  provided by the Company's  independent  auditors.  The Audit  Committee  held three meetings during 2000.

Each member of the Audit  Committee is  independent,  as independence is defined under Rule 303.01 of the  corporate  governance  standards of the New York Stock
Exchange.  The Board has adopted an Audit Committee  Charter, a copy of which is attached  as Appendix A to this proxy  statement.  The Audit  Committee  Charter provides  that  employees  of the Company are not eligible to serve on the Audit
Committee.  The charter further provides that at least one member shall have had past  employment  experience in finance or  accounting,  requisite  professional certification in accounting,  or any other  comparable  experience or background which results in the individual's financial  sophistication,  including being or having been a chief executive  officer,  chief financial officer or other senior officer with financial oversight responsibilities.  The Board believes that each of the current  members of the Audit  Committee has employment  experience  that provides them with appropriate  financial  sophistication  to serve on the Audit
Committee.

The  Nominating  Committee  currently  consists of Messrs.  DeBoer,  Heimann and
Young. The Nominating Committee will consider nominations from shareholders. The
Nominating Committee held one meeting during 2000.

COMPENSATION OF DIRECTORS
Directors  who are not  employees  of the  Company  were paid based on a rate of
$12,000  per year  for the  first  four  months  of 2000 and  based on a rate of
$15,000 per year for the last eight months of 2000. In addition, they receive an additional  $500 per meeting of the Board or a committee  of the Board in excess of one meeting per month.  During  2000,  each  non-employee  director  received options  exercisable for 2,000 shares of the Company's Class A Common Stock. The options were granted at the fair market value of the  Company's  Common Stock on the date of grant and vest six months from the date of grant.  Directors  of the
Company who are employees do not receive any additional compensation for serving as a director.  All directors are reimbursed for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

AUDIT COMMITTEE REPORT

The  Audit  Committee  of the  Board of  Directors  reports  to the Board and is responsible for overseeing Lithia's accounting functions, the system of internal controls established by management,  and the processes to assure compliance with applicable  laws,  regulations  and  internal  policies.  The Audit  Committee's activities are governed by a written charter,  which was adopted by the Board on
February 21, 2000 and reapproved February 9, 2001. A copy of the Audit Committee
Charter is attached to this Proxy Statement as Appendix A.

In  discharging  its  responsibilities,  the Audit  Committee and its individual members have met with management and Lithia's independent auditors, KPMG LLP, to review the  Company's  accounting  functions  and the audit  process.  The Audit
Committee discussed and reviewed with its independent  auditors all matters that the independent auditors were required to communicate and discuss with the Audit
Committee  under  applicable  auditing  standards,  including those described in
Statement on Auditing  Standards  No. 61, as amended,  regarding  communications with audit  committees.  Audit Committee members also discussed and reviewed the results of the independent  auditors'  examination of the financial  statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor  independence.  The Audit  Committee  has  obtained a formal  written statement relating to independence  consistent with Independence Standards Board
Standard No. 1,  "Independence  Discussions with Audit Committee," and discussed with the  auditors  any  relationships  that may impact  their  objectivity  and independence.

Based on its review and  discussions  with  management and Lithia's  independent auditors,  the  Audit  Committee  recommended  to the  Board  that  the  audited
Financial  Statements be included in Lithia's Annual Report on Form 10-K for the fiscal  year  ended  December  31,  2000,  for  filing  with the  United  States
Securities and Exchange Commission.

Submitted by:

Thomas Becker
Gerald F. Taylor
William J. Young

                                 PROPOSAL NO. 2
           Approval of the Lithia Motors, Inc. 2001 Stock Option Plan

Stock  options  provide  employees  and  directors  with  incentives to increase productivity and Company profitability,  thereby enhancing shareholder value. We believe equity  compensation  is important and beneficial to the Company because it enables us to attract and retain the most highly qualified personnel. Through two previously  adopted plans,  the 1996 Stock  Incentive Plan (the "1996 Plan")
and the 1997 Non-Discretionary Stock Option Plan for Non-Employee Directors (the
Directors'  Plan"),  we provided  ownership  opportunities in the Company to our employees and non-employee directors. However, the authorized shares under these two plans are  nearly  exhausted.  Rather  than  amend  these  plans to meet our current  demands,  we have  decided to replace  these two plans with a new stock option  plan that will allow us to continue to offer  equity  participation  and compensation  to our  employees at a  competitive  level  without  placing undue demands on our capital resources.

The Board of  Directors  has approved the adoption of the 2001 Stock Option Plan
(the "Plan") and is recommending it to the  shareholders  for their approval.  A summary of the terms of the Plan  follows,  but you should  read the entire Plan before you vote.  A copy of the Plan  document is attached as Appendix B to this proxy statement.

Subject to approval by the shareholders, the Plan became effective April 9, 2001 and will  terminate 10 years after the effective  date.  Termination of the Plan will not affect outstanding options at the time of termination. The Plan will be administered by a committee  selected by the Board of Directors,  and if no such
committee  is  appointed,   then  by  the  Board  of  Directors.  The  Company's
Compensation Committee will be the initial Plan administrator.

The Plan  provides  for the  issuance of up to 600,000  shares of Class A Common
Stock upon  exercise of stock options  granted  pursuant to the Plan. No options have been  granted  under the Plan,  nor has the Company  committed to grant any options as of this date. In the event any option granted  expires  without being exercised, the unexercised shares previously subject to the expired option would again become  available for future grants.  The Plan may be amended from time to time as may be necessary to increase the number of shares available,  subject to shareholder approval.

Options  granted  under  the Plan are  designated  as  either  "Incentive  Stock
Options"  as  defined  in  Section  422  of  the  Internal   Revenue   Code,  or
"Non-Qualified  Stock  Options." Each person  receiving an option must execute a written option  agreement  setting forth the specific  terms of that  particular option. The Compensation Committee has full discretion, subject to the terms and conditions of the Plan, to determine the specific terms of each grant.

The Incentive Stock Options may be granted only to employees and are exercisable at 100% of the fair market value of the shares on the date of grant,  unless the person  receiving  the  option  grant  beneficially  owns  10%  or  more  of the outstanding  shares,  in which case the exercise  price must be at least 110% of the fair market value.  The term of the options may not exceed 10 years from the date of the grant and may be subject to a vesting  schedule as determined by the
Compensation Committee;  and in the case of a 10% owner, the term may not exceed
5 years. Incentive Stock Options are not transferable, except by will or laws of descent and distribution upon death of the option holder.

The Non-Qualified Stock Options may be granted to employees, directors and other individuals  determined by the Compensation Committee to have performed services of  importance to the Company in the  management,  operation or  development  of business of the Company or any of its  subsidiaries  at any price  determined in the sole discretion of the Compensation  Committee.  The Compensation  Committee
also has sole  discretion in determining  the term, not to exceed 10 years,  and
the  vesting  schedule.  Under  certain  circumstances,   if  permitted  by  the
Compensation Committee,  Non-Qualified Stock Options may be transferable by gift in addition to a will or the laws of descent and distribution upon death.

Options  may be  exercised  while the  recipient  is employed or is serving as a director and within three months after termination of service. If termination of service is because of death or  disability,  the option  holder may exercise the options within 12 months of the date of death or  disability.  If the service is terminated by the Company for cause,  the  Compensation  Committee may terminate any  unexercised  options.  In the event of a transaction  involving a change of control of the Company,  such as a merger or acquisition of the Company,  option holders  would  be  immediately  entitled  to  exercise  all of  their  options, notwithstanding  any vesting schedule,  unless adequate provisions were made for the continuation of the options.

At the  discretion of the  Compensation  Committee,  the Plan permits the option holder to pay the exercise price of any options with cash, Company stock held by the option holder for at least six months,  or by the application of shares that could be received  upon exercise of the options (a "net"  exercise,  except that for purposes of the Plan,  such shares will be treated as having been issued and redeemed and not longer  available for  reissuance),  with such shares valued at the  difference  between the option  exercise price and the fair market value of the underlying shares. The Plan also permits broker-assisted  cashless exercises of stock options.

Non-qualified stock options do not result in income to the grantee under federal income tax law currently in effect until the option is exercised. At the time of exercise of a  non-qualified  stock  option,  the  recipient  of the option will realize ordinary income, and the corporation will be entitled to a deduction for tax  purposes,  in the amount by which the market value of the shares  issued on exercise of the option exceeds the exercise price.

Incentive stock options have no tax consequences for the option recipient or the corporation  upon grant or  exercise,  except for  possible  application  of the alternative  minimum tax under certain  circumstances  to the option  recipient.
Upon sale of the shares  received from the exercise of incentive  stock options, any gain  realized is treated as capital gain if two years have elapsed from the date of the grant and one year has elapsed from the date of  exercise.  If these
holding  periods  are  not  satisfied,   the  sale  is  deemed  a  disqualifying
disposition,  and that portion of any gain realized, which is represented by the difference between the exercise price and the fair market value of the shares as of the date of  exercise of the  option,  is treated as ordinary  income and the corporation will be entitled to a corresponding  compensation  expense deduction for income tax purposes.

Upon receiving shareholder approval for the Plan, all shares available for grant under  the  1996  Plan  and  the  Directors'  Plan  will  be  canceled.  Options outstanding  under the 1996 Plan and the Directors' Plan will not be affected by shareholder  approval of the Plan.  Should option grants under the 1996 Plan and the  Directors'  Plan be canceled  after  shareholder  approval of the Plan, the shares covered thereby will not be available for future grants.

        RECOMMENDATION OF THE BOARD OF DIRECTORS AND VOTE OF SHAREHOLDERS

Under the  rules of the New York  Stock  Exchange,  any plan  providing  for the issuance of shares to directors  and officers of the Company must be approved by the  shareholders.  The  Board  of  Directors  unanimously  recommends  that the shareholders  vote in favor of the adoption of the 2001 Stock  Option Plan.  The persons named as proxy holders intend to, and will, vote your shares in favor of adoption of this proposal, unless you instruct otherwise.

                                 PROPOSAL NO. 3
        Approval of an Amendment to the 1998 Employee Stock Purchase Plan

Our shareholders have previously  approved the 1998 Employee Stock Purchase Plan
(the "ESPP")  which  permits  eligible  employees to purchase our Class A Common
Stock via payroll  deductions at a price equal to the lower of 85% of the market price of such  shares on the first day or the last day of each  fiscal  quarter.
Deductions  are limited to 10% of a  participant's  base pay (maximum of $25,000 per year per employee). The original ESPP authorized the sale of 250,000 shares, which  authority was expanded to 500,000 shares at last year's annual meeting of shareholders. As of April 3, 2001, 262,021 shares have been sold under the ESPP, leaving 237,979 remaining available under the ESPP.

Currently,  employees  are required to have  completed at least six  consecutive months of continuous employment with Lithia to be eligible to participate in the
ESPP. The Board of Directors is asking  shareholders  to approve an amendment to the ESPP that would (i) reduce the minimum employment period to ninety (90) days of continuous  employment and (ii) give employees prior credit for the time they served with any dealership whose assets or stock is acquired by Lithia.

The amendment revises the definition of Employer as follows:

         "2.11 "EMPLOYER" means the Company,  its successors,  any future parent
         (as  defined in Section  424(e) of the  Code),  each  current or future
         Subsidiary and any company whose operating  assets or stock is acquired by the Company or any Subsidiary."

The amended provision to reduce the employment period would read as follows:

         "3.1 ELIGIBILITY REQUIREMENTS.  Participation in the Plan is voluntary.
         Each Employee who has completed at least ninety (90) days of continuous
         Employment with an Employer  (calculated  from his last date of hire to the  termination  of his  Employment  for  any  reason),  is  regularly scheduled to work at least 20 hours per week and has reached the age of majority in the jurisdiction of his legal  residency,  will be eligible to  participate  in the Plan on the  first  day of the  payroll  period commencing  on or after the earlier of (i) the  Effective  Date or (ii)
         the  Entry  Date on which the  Employee  satisfies  the  aforementioned eligibility requirements. Each Employee whose Employment terminates and who is rehired by an Employer  shall be treated as a new  Employee  for eligibility purposes under the Plan."

Management believes that shortening the prior employment period and giving prior service  credit to employees who continue with Lithia after the  acquisition  of their previous employer is in the Company's  interest by permitting new hires to participate  sooner and  permitting  acquired  employees  with prior  service to immediately  begin  participation  in the ESPP and become  Lithia  shareholders.
Management  further  believes that early  integration of new employees gained in acquisitions  into its benefit plans  provides  additional  incentives and helps implement its management systems in those new stores.

Because  employees  who  control  5% or more of the  total  voting  power of all classes of the Company's stock are not eligible, Messrs. Sidney DeBoer, Heimann,
Gray and Moreland are not currently eligible to participate in the ESPP. Messrs.
Jeffrey DeBoer, Bryan DeBoer and Mark DeBoer are not able to participate because of their family relationship with Mr. Sidney DeBoer.

A more complete summary of the ESPP is set forth in Appendix C.

        RECOMMENDATION OF THE BOARD OF DIRECTORS AND VOTE OF SHAREHOLDERS

Under the  rules of the New York  Stock  Exchange,  any plan  providing  for the issuance of shares to directors  and officers of the Company must be approved by the  shareholders.  The  Board  of  Directors  unanimously  recommends  that the shareholders  vote in favor of the amendment to the 1998 Employee Stock Purchase
Plan. The persons named as proxy holders  intend to, and will,  vote your shares in favor of adoption this proposal, unless you instruct otherwise.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 30, 2001,  certain  information with respect to ownership of the Company's  Common Stock and Series M Preferred Stock
of (i) each  Director,  (ii) the "Named  Executive  Officers"  (as defined under
"Executive  Compensation"),  (iii)  all  persons  known  by  the  Company  to be beneficial  owners of more  than 5 percent  of its  Common  Stock,  and (iv) all executive officers and Directors as a group.

                                                            Number of      Percent of Shares
Shareholder                                             Shares (A)(B)(E)       Outstanding
------------------------------------------             ----------------- -----------------
Lithia Holding Company, LLC (C) (D)          Class B         4,087,000             100%

Sidney B. DeBoer (C) (D) (F)                 Class A           129,015             1.5%
                                             Class B         4,087,000             100%

W. Douglas Moreland (C) (G)                  Class A         1,288,848            15.2%
                                             Series M           12,020            80.9%

Fidelity Management and Research Corp.(H)    Class A         1,189,250            14.1%
   82 Devonshire Street
   Boston, Massachusetts 02109

Capital Guardian Trust Company (I)           Class A           775,700             9.2%
   333 South Hope Street, 55th Floor
   Los Angeles, CA  90071

J.P. Morgan & Co. Incorporated (J)           Class A           528,325             6.3%
   60 Wall Street
   New York, NY 10260

Wellington Management Company, LLP (K)       Class A           526,700             6.2%
   75 State Street
   Boston, Massachusetts 02109

M. L. Dick Heimann (D) (L)                   Class A           169,654             2.0%
R. Bradford Gray (D)                         Class A            77,823                *
Don Jones, Jr. (M)                           Class A            37,873                *
Bryan B. DeBoer                              Class A            25,714                *
Thomas Becker (N)                            Class A            14,200                *
Gerald F. Taylor                             Class A            11,000                *
William J. Young                             Class A             4,000                *

All current executive officers and           Class A         1,780,172            20.5%
directors as a group (10 persons) (O)        Class B         4,087,000             100%
                                             Series M           12,020            80.9%

-----------------
*Less than one percent

(A)      Applicable  percentage  of ownership  is based on  8,448,213  shares of
         Class A Common Stock  outstanding,  4,087,000  shares of Class B Common
         Stock  outstanding  and  14,859  shares  of  Series M  Preferred  Stock outstanding as of March 30, 2001,  together with applicable options for such  shareholders.  Beneficial  ownership is  determined in accordance with the rules of the Securities and Exchange Commission,  and includes voting and  investment  power with respect to shares.  Shares of Common
         Stock  subject  to  options  or  warrants   currently   exercisable  or
         exercisable  within 60 days after March 30, 2001 are deemed outstanding for  computing  the  percentage  ownership  of the person  holding such options or warrants,  but are not deemed  outstanding for computing the percentage of any other person.

                                       10

(B)      The Class A Common Stock is entitled to one vote per share, the Class B
         Common Stock is entitled to 10 votes per share and is convertible  into
         Class A Common  Stock on a share for share  basis at the  option of the holder  thereof or under certain other  circumstances  and the Series M
         Preferred Stock is entitled to 54.30 votes per share.
(C)      Such person can be reached c/o 360 E. Jackson Street,  Medford,  Oregon
         97501.
(D)      Lithia Holding's  members are Sidney DeBoer (1.16%),  DeBoer Family LLC
         (50.30%),  Heimann  Family  LLC  (35.07%),  Mr.  Gray  (7.04%),  DeBoer
         Insurance,  L.L.C. (4.61%) and Sid and Karen DeBoer Foundation (1.43%).
         Sidney  DeBoer,  as the manager of Lithia  Holding and  pursuant to the terms of its operating  agreement,  has the sole voting and  investment power with respect to all of the Class B Common  Stock.  DeBoer  Family
         LLC is managed by Sidney DeBoer, Trustee of the Sidney B. DeBoer Trust.
         DeBoer Insurance,  L.L.C. is owned by Mr. DeBoer's adult children.  Mr.
         Heimann is the manager of the Heimann Family LLC.
(E)     Includes shares subject to options exercisable within 60 days of March 30, 2001 as follows:

        Name                         Number of Options
        -------------------------    ------------------
        Sidney B. DeBoer                 48,009
        W. Douglas Moreland              18,512
        M. L. Dick Heimann               50,190
        R. Bradford Gray                 57,273
        Don Jones, Jr.                   16,289
        Bryan B. DeBoer                  17,384
        Thomas Becker                     4,000
        Gerald F. Taylor                  1,000
        William Young                     4,000
        All current executive officers
          and directors as a group      233,238

(F)      Includes 10,325 Class A shares held in Mr. DeBoer's 401(k) account.
(G)      1,260,336  of the  Class  A  Shares  and  all of the  Series  M  shares beneficially  owned  by  Mr.  Moreland  are  held  by  several  limited partnerships  of  which  Mr.  Moreland  and his  wife  are the  limited partners and Mr.  Moreland is the  President of the  corporate  general partner of each of the partnerships.
(H)      Based  solely on  information  as of  December  31,  2000  provided  on
         Schedule 13G filed with the Securities  and Exchange  Commission by FMR
         Corp. ("FMR"). FMR is the parent holding company of Fidelity Management
         Trust  Company,  which  has  beneficial  ownership  of  848,000  of the reported  shares.  FMR has sole  voting  power with  respect to 859,400 shares and sole dispositive power with respect to all 1,189,250 shares.
(I)      Based  solely on  information  as of  December  31,  2000  provided  on
         Schedule  13G filed with the  Securities  and  Exchange  Commission  by
         Capital Guardian Trust Company ("Capital  Guardian").  Capital Guardian
         serves as an investment  manager for several  institutional  customers.
         Capital  Guardian has sole voting power with respect to 402,500  shares and sole dispositive power with respect to all 775,700 shares.
(J)      Based  solely on  information  as of  December  31,  2000  provided  on
         Schedule 13G filed with the Securities and Exchange Commission by J. P.
         Morgan & Co. Incorporated ("J. P. Morgan"). J.P. Morgan has sole voting power with respect to 524,825  shares and sole  dispositive  power with respect to all 528,325 shares.
(K)      Based  solely on  information  as of  December  31,  2000  provided  on
         Schedule  13G filed with the  Securities  and  Exchange  Commission  by
         Wellington Management Company, LLP ("WMC"). WMC has shared voting power with  respect to  270,800  shares  and  shared  dispositive  power with respect to all 526,700 shares.
(L)      Includes 15,964 shares held by Mr. Heimann's spouse.
(M)      Includes 7,504 Class A shares held in Mr. Jones' 401(k) account.
(N)      Includes  200  shares  held in a  custodial  account  for Mr.  Becker's daughter.
(O)      Class A includes 15,964 shares held by Mr. Heimann's spouse, 200 shares held in a custodial  account for Mr. Becker's  daughter,  10,325 shares held in Sidney  DeBoer's  401(k)  account and 7,504  shares held in Mr.
         Jones' 401(k) account.

                                       11

                               EXECUTIVE OFFICERS

The following table  identifies the current  executive  officers of the Company, the  positions  they hold,  and the year in which  they  began  serving in their respective  capacities.  Officers  of the  Company  are  elected by the Board of
Directors to hold office until their successors are elected and qualified.

                                                                                   With Company
Name                      Age     Current Position(s) with Company                     Since
----------------------   ------   ---------------------------------------------    --------------
Sidney B. DeBoer          57      Chairman, Chief Executive Officer and                1968
                                    Secretary

M. L. Dick Heimann        57      President, Chief Operating Officer and               1970
                                    Director

R. Bradford Gray          49      Executive Vice President and Director                1981

Bryan B. DeBoer           34      Senior Vice President, Mergers and                   1989
                                    Acquisitions/ Operations

Don Jones, Jr.            38      Senior Vice President, Retail Operations             1989

Jeffrey B. DeBoer         36      Senior Vice President and Chief Financial            1997
                                    Officer

W. Douglas Moreland       52      Senior Vice President, Regional                      1999
                                    Operations-Colorado

Information on the business backgrounds of Sidney B. DeBoer, M. L. Dick Heimann,
R. Bradford Gray and W. Douglas  Moreland is provided in "Election of Directors"
above.

BRYAN B. DEBOER.  Mr. DeBoer joined Lithia in 1989 working in various capacities including  General Manager of certain  dealerships,  Finance Manager and General
Sales Manager. In 1996, Mr. DeBoer began serving on the acquisition team and was promoted to Vice President,  Acquisitions in 1997. In March 2000, Mr. DeBoer was
promoted to Senior Vice  President,  Mergers  and  Acquisitions/Operations.  Mr.
DeBoer has a B.S.  degree  from  Southern  Oregon  University.  Mr.  DeBoer also graduated  from the National Auto Dealers  Association  Dealer  Academy in 1990,
where he was trained in all operational aspects of auto retailing.

DON JONES, JR.  Mr. Jones joined Lithia in 1989 as a General Sales Manager after
13 years of auto  retailing  experience  outside of Lithia.  Mr.  Jones has held various  other  positions  including  General  Manager,  Executive  Manager  and
Regional Manager. In 1997, Mr. Jones was promoted to Vice President,  Operations and In  March  2000,  he  was  promoted  to  Senior  Vice  President  of  Retail
Operations.  Mr. Jones holds degrees from Menlo College in Atherton,  California and the University of Oregon.

JEFFREY B. DEBOER.  Mr. DeBoer  joined  Lithia in March 1997 as Vice  President,
Finance and Investor Relations. In March 2000, Mr. DeBoer was promoted to Senior
Vice President and Chief Financial Officer.  Prior to joining Lithia, Mr. DeBoer was an equity analyst and sector fund manager at Fidelity Investments Japan from
1994 to 1997 and a Credit Officer at Fuji Bank, Ltd., in Tokyo,  Japan from 1988 to 1992.  Mr. DeBoer holds an  undergraduate  degree from Pomona  College and an
M.B.A. degree with a specialty in finance and investment  management from London
Business School. Mr. DeBoer also attended the National Auto Dealers  Association
Dealer Academy in 1998, where he was trained in all operational  aspects of auto retailing.

                                       12

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following table shows  compensation  paid to the Chief Executive Officer and the top four other  executive  officers  during 2000 who had total  compensation during 2000 exceeding $100,000 (the "Named Executive Officers").

                                 SUMMARY COMPENSATION TABLE
                                                                                   Long-Term
                                                  Annual Compensation              Comp. Awards
                                        ----------------------------------------   ------------
                                                                     Other         Securities
                                                                     Annual        Underlying
Name and Principal Position   Year       Salary      Bonus (A)   Compensation (B)  Options (#)
--------------------------   -------    ---------    ---------   ---------------   ------------
Sidney B. DeBoer              2000      $418,000      $ 6,000        $8,264          87,282
  Chairman, Chief Execu-      1999       372,000      349,459         8,868          12,000
  tive Officer and            1998       371,700       77,000         9,809          12,000
Secretary

M. L. Dick Heimann            2000       334,500        6,000           525          87,282
  President, Chief Operat-    1999       300,000      320,500         6,774          12,000
  ing Officer and Director    1998       298,875       51,000         4,456          12,000

R. Bradford Gray              2000       287,000        6,000         6,993          40,000
  Executive Vice President    1999       264,000      277,500         8,240           8,000
  and Director                1998       263,000       48,660         6,617           8,000

Don Jones, Jr.                2000       239,000        1,000         5,757          32,000
  Senior Vice President,      1999       215,000      219,500         3,488           4,000
  Retail Operations           1998       203,000       40,900         4,956           5,935

Bryan B. DeBoer               2000       237,415        1,000         8,990          32,000
  Senior Vice President,      1999       190,000      228,500         9,357           4,000
  Mergers and                 1998       174,000       30,900         7,028           4,000
 Acquisitions/
  Operations

(A)      Includes a "years of service bonus" totaling between $900 and $1,000 in
         1998 for each of the Named Executive Officers,  $3,500 in 1999 for each of the  Named  Executive  Officers  and  $1,000 in 2000 for each of the
         Named Executive  Officers.  All full-time  employees are entitled to an annual "years of service bonus" for each year of employment (maximum of ten years) for undergoing a physical and other health counseling.

(B)      Includes  an  automobile   allowance  and  Company   contributions   to
         employees' 401(k) account.

                                       13

STOCK OPTIONS

The following table contains  information  concerning the grant of stock options under  the  Company's  1996  Stock  Incentive  Plan  (the  "Plan")  to the Named
Executive Officers in 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        Potential
                                      Individual Grants (A)                                             Realizable Value
                       ----------------------------------------------------------------                 At Assumed Annual
                       Number of        % of Total                                                      Rates of Stock Price
                       Securities       Options                                                         Appreciation for
                       Underlying       Granted to                                                      Option Term (H)
                       Options          Employees in      Exercise           Expiration          ------------------------------
Name                   Granted          Fiscal Year     Price ($/Sh.)           Date                  5%                10%
-----------           -----------       -----------     -----------         -----------          -----------        -----------
Sidney B. DeBoer        16,000 (A)            2.26%        $1.00              12/26/10              $291,861          $474,217
                        31,788 (B)            4.49         11.81              12/26/10               236,147           598,444
                         7,494 (C)            1.06         12.99              12/26/05                15,605            45,191
                        22,010 (D)            3.11         16.75              01/06/10               231,853           587,561
                         9,990 (E)            1.41         18.43              01/06/05                29,448            85,375

M. L. Dick Heimann      16,000 (A)            2.26%        $1.00              12/26/10              $291,861          $474,217
                        31,788 (B)            4.49         11.81              12/26/10               236,147           598,444
                         7,494 (C)            1.06         12.99              12/26/05                15,605            45,191
                        22,010 (D)            3.11         16.75              01/06/10               231,853           587,561
                         9,990 (E)            1.41         18.43              01/06/05                29,448            85,375

R. Bradford Gray        12,000 (A)            1.69          1.00              12/26/10               218,896           355,663
                        28,000 (F)            3.95         16.75              01/06/10               294,952           747,465

Don Jones, Jr.           8,000 (A)            1.13          1.00              12/26/10               145,931           237,109
                        24,000 (G)            3.39         16.75              01/06/10               252,816           640,684

Bryan DeBoer             8,000 (A)            1.13          1.00              12/26/10               145,931           237,109
                        24,000 (G)            3.39         16.75              01/06/10               252,816           640,684

-----------------

(A)      Such options expire ten years from the date of grant and vest 100% five years from the date of grant.
(B)      Such  options  expire ten years from date of grant and vest as follows:
         8,360 immediately; 2,108 two years from the date of grant; 10,565 three years from the date of grant;  and  10,755  four years from the date of grant.
(C)      Such  options vest 100% on the date of grant and expire five years from the date of grant.
(D)      Such  options  expire  ten  years  from the  date of grant  and vest as follows:  13,627  one year  from the date of grant  and 8,383 two years from the date of grant.
(E)      Such  options  expire  five  years  from the date of grant  and vest as follows:  4,745 three years from the date of grant and 5,245 four years from the date of grant.
(F)      Such  options  expire  ten  years  from the  date of grant  and vest as follows:  3,498 one year from the date of grant;  4,894 two years  from the date of grant; 4,055 three years from the date of grant; 4,055 four years  from the date of grant;  and 8,000  five  years from the date of grant.
(G)      Such  options  expire  ten  years  from the  date of grant  and vest as follows: 4,000 on each of the first through fourth anniversaries of the grant date and 8,000 five years from the date of grant.
(H)      These  calculations  are  based  on  certain  assumed  annual  rates of appreciation  as  prescribed  by rules  adopted by the  Securities  and
         Exchange Commission requiring additional disclosure regarding executive compensation.  Under these rules, an assumption is made that the shares underlying  the stock options  shown in this table could  appreciate at rates of 5% and 10% per annum on a  compounded  basis  over the term of the stock options.  Actual gains, if any, on stock option exercises are dependent on the future  performance of the Company's  Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved, or may not be exceeded.

                                       14

OPTION EXERCISES AND HOLDINGS

The following  table  provides  information  concerning  the exercise of options during 2000 and unexercised  options held as of the end of the fiscal year, with respect to the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                               Number of
                                                          Securities Underlying
                        Number of                             Unexercised                  Value of Unexercised
                        Shares                                 Options                     In-The-Money Options
                        Acquired         Value                At FY-End (#)                    At FY-End (A)
Name                    On Exercise     Realized      Exercisable     Unexercisable     Exercisable  Unexercisable
-------------          -------------  -------------  -------------    -------------   -------------   -------------
Sidney B. DeBoer           20,681       $213,749        28,873          83,864          $13,540         $205,969

M. L. Dick Heimann         58,500        587,978        31,054          83,864           38,485          205,969

R. Bradford Gray           20,550        220,462        40,075          66,784          349,099          272,901

Don Jones, Jr.             12,330        132,277         8,179          45,612           85,237          147,378

Bryan DeBoer                6,330         67,909         9,274          44,401           89,674          133,526

(A)      Market  value  of  the  underlying  securities  at  December  31,  2000
         ($12.4375 per share), minus exercise price of the unexercised options.

EMPLOYMENT AGREEMENTS

The Company entered into an employment agreement with Mr. Moreland dated May 14,
1999.  The  agreement  is for a term of three years and  provides for an initial annual  base salary of  $180,000,  plus an  incentive  bonus based on the annual increase  in profits of the  dealerships  under his  direction.  The Company may terminate Mr.  Moreland's  employment within the three year term with or without cause. If terminated for cause,  Mr. Moreland shall receive his salary and bonus earned  through  the date of  termination.  If  terminated  without  cause,  Mr.
Moreland  shall  receive  the  greater of six months  salary or  one-half of the salary due for the remaining term of the contract,  and his incentive  bonus due for the remaining term of the contract.

                                       15

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists of Messrs. Becker,
Taylor and Young.  The  members  are  non-employee,  outside  directors  and are responsible  for  establishing  compensation  of officers  who also serve on the
Board of Directors.  The entire Board is responsible for reviewing and providing feedback on non-director executive officer compensation.

COMPENSATION PHILOSOPHY AND POLICIES
The Company's  philosophy is to structure executive officer compensation so that it  will  attract,  motivate  and  retain  senior  management  by  providing  an opportunity for competitive compensation based on performance. Executive officer compensation  includes competitive base salaries,  performance based bonuses and long-term stock-based incentive opportunities in the form of options exercisable to purchase the Company's Class A Common Stock.

It is the policy of the Board that, to the extent possible, compensation will be structured  so that it meets the  "performance-based"  criteria  as  defined  by
Section 162(m) of the Internal  Revenue Code of 1986, as amended,  and therefore is not subject to federal income tax deduction limitations.

BASE SALARIES
Base  salaries for the Named  Executive  Officers  were  determined by the Board based on factors including, but not limited to, length of service,  salaries for comparable positions within the industry and Company performance.

ANNUAL BONUS
The Company has a bonus plan under which the Compensation  Committee establishes a bonus pool for the fiscal year and makes bonus  awards to the Chief  Executive
Officer and other  individuals  selected by the Chief Executive  Officer.  Award amounts  are  determined  on the basis of the  achievement  of both  Company and individual performance goals. Provision is made for the elimination or reduction of awards for Company  performance below a minimum level and for  unsatisfactory individual performance. The Compensation Committee has broad authority to alter, amend or  terminate  the bonus  plan.  The  Company has the option of paying the bonus in cash, stock or stock options.  Certain of the Named Executive Officers, including  the Chief  Executive  Officer,  received a cash bonus related to 2000 performance totaling $5,000.

During 2000,  the Company also provided a "years of service bonus" of $1,000 for each of the Named  Executive  Officers.  At the  discretion  of the  Board,  all full-time employees are eligible for an annual "years of service bonus" equal to
$100 per year for each year of employment, with a maximum of $1,000.

401(k) PLAN
The Company  maintains a 401(k) plan,  which covers  substantially  all eligible full-time  employees.  Any  Company  contribution  to the 401(k)  plan is at the discretion  of the  Board of  Directors.  Each of the Named  Executive  Officers
received a Company contribution of $525 under this 401(k) plan during 2000.

                                       16

EMPLOYEE STOCK PURCHASE PLAN
The  Company   maintains  an  Employee  Stock   Purchase   Plan,   which  covers
substantially  all  eligible  full-time  employees.  Messrs.  Sidney B.  DeBoer,
Heimann,  Gray and Moreland are not  currently  eligible to  participate  in the
Employee Stock Purchase Plan since employees who control 5% or more of the total voting power of all classes of the  Company's  stock are not  eligible.  Messrs.
Jeffrey DeBoer, Bryan DeBoer and Mark DeBoer are not able to participate because of their family relationship with Mr. Sidney DeBoer.

STOCK OPTION AWARDS FOR 2000
The Company's  1996 Stock  Incentive Plan provides for the issuance of incentive and/or  nonqualified  stock  options to officers and employees of the Company to purchase  shares of the Company's  Class A Common Stock.  See "Option  Grants in
Last Fiscal Year" table for a summary of options  granted to the Named Executive
Officers during 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION
Mr.  DeBoer's  2000  base  salary  of  $418,000,  annual  bonus of  $6,000  were determined in the same manner as the other executives as described above.

SUBMITTED BY:
Thomas Becker
Gerald F. Taylor
William J. Young

                                       17

                             STOCK PERFORMANCE GRAPH

The following  line-graph shows the annual  percentage  change in the cumulative total  returns for the past five years and the quarterly  percentage  change for the first  quarter of fiscal  2001 on an assumed  $100  initial  investment  and reinvestment of dividends,  on (a) the Company's  Class A Common Stock;  (b) the
Russell 2000;  and (c) a peer group index  composed of United Auto Group,  Inc.,
Auto Nation (formerly Republic  Industries,  Inc.),  Sonic Automotive,  Inc. and
Group 1 Automotive,  Inc., the only other publicly traded automobile dealerships in the United States as of December 31, 2000 that are of comparable  size to the
Company.  The peer group index  utilizes  the same methods of  presentation  and assumptions  for the total  return  calculation  as the  Company and the Russell
2000.  All  companies  in the peer group index are weighted in  accordance  with their market capitalizations.

                                                Percentage Return
                      -----------------------------------------------------------------------
                                                                                      Quarter
                                                  Year Ended                           Ended
                      ------------------------------------------------------------   ---------
Company/Index         12/31/96 (1)  12/31/97     12/31/98    12/31/99     12/31/00    3/31/01
------------------    ---------    ---------    ---------   ---------    ---------   ---------
Lithia Motors, Inc.     1.18%        32.52%        11.86%      8.33%       (30.42)%    21.00%
Russell 2000            2.79         22.36         (2.55)     21.26         (3.02)     (6.82)
Peer Group Index        0.41        (25.44)       (30.87)    (37.62)       (28.93)     45.88

                                                 Indexed Returns
                                -----------------------------------------------------------------
                                                                                         Quarter
                        Base                       Year Ended                             Ended
                       Period   -----------------------------------------------------   ---------
Company/Index         12/18/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00    3/31/01
------------------    --------- ---------  ---------  ---------  ---------  ---------   ---------
Lithia Motors, Inc.    $100.00   $101.18    $134.09    $150.00     $162.50    $113.07   $136.82
Russell 2000            100.00    102.79     125.77     122.57      148.62     144.13    134.29
Peer Group Index        100.00    100.41      74.86      51.76       32.20      22.88     33.48

(1)      Represents  return from  December 18, 1996,  the date the Company began trading, through December 31, 1996.

                                       18

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2000, Lithia Real Estate, Inc. paid Mark DeBoer  Construction,  Inc. $6.8 million  for  remodeling  certain  of  the  Company's  facilities.  Mark  DeBoer
Construction is owned and operated by Mark DeBoer, vice president of Lithia Real
Estate, Inc. and son of Sidney B. DeBoer. This amount included $6.1 million paid for  subcontractors  and materials,  $32,000 for permits,  licenses,  travel and various miscellaneous fees, and $624,000 for contractor fees.

In May 1999,  the Company  purchased  certain  dealerships  owned by W.  Douglas
Moreland for total  consideration of approximately $66.0 million, at which time,
Mr. Moreland  became a member of the Company's Board of Directors.  During 2000, in the normal course of business,  these  dealerships paid $2.8 million to other companies owned by Mr. Moreland  primarily for vehicles  purchased.  The Company also paid rental expense of $3.2 million in 2000 to other companies owned by Mr.
Moreland.

The terms of the acquisition agreement with Mr. Moreland provided for additional consideration  to be paid if the acquired entity results of operations  exceeded certain targeted levels in 1999.  Targeted levels were set  substantially  above the  historical  experience of the acquired  entity at the time of  acquisition.
Such additional  consideration was paid in cash and with shares of the Company's stock in the first  quarter  of 2000.  Additional  consideration  totaled  $18.0 million,  including  $9.0 million in cash,  $4.5 million in Class A Common Stock and $4.5 million in stated value Series M Redeemable Convertible Preferred Stock with a fair value of $2.7 million.

The Company  believes  the amounts paid in the above  transactions  were fair in comparison with fees and prices negotiated with independent third parties.

                             INDEPENDENT ACCOUNTANTS

KPMG LLP was the Company's  independent  accountant  for the year ended December
31, 2000. A  representative  of KPMG LLP is expected to be present at the Annual
Meeting. The representative will be given the opportunity to make a statement on behalf of the firm if such  representative so desires,  and will be available to respond to appropriate shareholder questions.

Total fees paid to KPMG LLP related to fiscal 2000 were  $274,200,  all of which were audit related.

                                       19

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section  16(a) of the  Securities  Exchange Act of 1934  requires the  executive officers  and  directors  of the  Company  and all persons who own more than ten percent of the outstanding  shares of the Common Stock of the Company  (referred to as the "ten percent  shareholders")  to file with the Securities and Exchange
Commission  and the New  York  Stock  Exchange  initial  reports  of  beneficial ownership and all subsequent changes in beneficial ownership of the Common Stock and other equity securities of the Company. Based solely on review of the copies of the forms  provided to the Company and the  representations  by the executive officers,  directors and ten percent shareholders,  the Company believes, to the best of its knowledge,  that all Section 16(a) filing  requirements were met for the fiscal year ending December 31, 2000.

                    OTHER BUSINESS AND SHAREHOLDER PROPOSALS

The Company  knows of no other  business to be conducted at the Annual  Meeting.
Proposals of Shareholders  intended to be presented by such Shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than December 21, 2001 and must satisfy the conditions  established by the
Securities and Exchange  Commission for shareholder  proposals to be included in the Company's proxy statement for that meeting.

                                    FORM 10-K

The  Company  will  provide,  without  charge,  on the  written  request  of any beneficial owner of shares of the Company's Common Stock a copy of the Company's
Annual report on Form 10-K as filed with the Securities and Exchange  Commission for the Company's  fiscal year ended December 31, 2000.  Written requests should be mailed to the Secretary, Lithia Motors, Inc., 360 E. Jackson Street, Medford,
Oregon 97501.

                                By Order of the Board of Directors:

                                SIDNEY B. DeBOER
                                Chairman, Chief Executive
Dated:  April 20, 2001          Officer and Secretary

                                       20

                                                                      APPENDIX A

                               LITHIA MOTORS, INC.

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                February 21, 2000
                           Reapproved February 9, 2001

MEMBERSHIP
As permitted by the Bylaws of the Corporation,  the Board of Directors of Lithia
Motors,  Inc.  has elected to select a committee of the Board of Directors to be called the "Lithia Audit  Committee."  The Audit  Committee  will consist of not less than two members of the Board of Directors,  one of whom will be designated to serve as  Chairperson.  Members of the Audit  Committee may be appointed from time to time by the Board and will be  appointed  or  re-appointed  at its first meeting following the Annual Meeting of the Shareholders of the Corporation.  No
member  of  this  Committee  may  be an  employee  of  the  Corporation  or  its subsidiaries.

MEETINGS
The Audit  Committee  will normally  meet prior to the quarterly  meeting of the
Board of Directors or at such other times as the  Committee  Chairperson  or any
Committee member may reasonably request. Minutes of the Audit Committee shall be prepared  and a copy  provided  to all  members of the  Committee,  the Board of
Directors and the Secretary of the Corporation.

ACCESS TO AUDIT COMMITTEE MEMBERS
As the Audit  Committee  serves a vital  function in ensuring that the books and records of the  Corporation  accurately  reflect its condition  and  operations, auditors of the  Corporation,  as well as any employee of the Corporation or its subsidiaries,  shall have direct  access to the Audit  Committee  to discuss the results of any examination, the adequacy of internal accounting controls and the integrity of the financial reports.

SELECTION OF INDEPENDENT ACCOUNTANTS
Management of the Corporation may, from time to time, recommend the selection of independent  auditors  to  conduct  an  audit  of  the  Corporation's  financial statements.  The Audit  Committee  will  consider  the  selection  and provide a recommendation  to the full Board of  Directors  as to the formal  approval  and engagement of the Corporation independent auditors.

AUDIT REVIEW
The Audit Committee will meet  periodically  with management,  the Corporation's internal  audit  staff  and  representatives  of the  Corporation's  independent auditors  to ensure that  appropriate  audits of the  Corporation's  affairs are being  conducted.  The Audit Committee will review with management and staff any audit plans submitted to the Corporation  and the  recommendations  contained in
and  the   appropriate   response  to  any   Management   Letter  or  Letter  of
Recommendation issued by the Corporation's  independent  accountants as a result of any audit conducted.

                                      A-1

Further, for fiscal year 2000 and forward, the Audit Committee shall:

         o        Review and discuss with  management  the scope of internal and external audit activities and the audited financial statements of the Corporation.

         o        Discuss with the  Corporation's  auditors  matters relating to the Statement on Auditing Standard No. 61.

         o        Secure  disclosures  from and discuss  with the  Corporation's auditors,  the auditor's independence in light of Independence
                  Standards Board Standard No. 1.

         o        Issue a statement  to the Board of  Directors  whether,  based
                  upon  the  review  and  discussions   identified   above,  the
                  committee  recommends that the audited financial statements be included in the  Corporation  Annual Report filed with the SEC on Form 10-K.

         o        Submit a report as required by Item 306 of Regulation  S-K for inclusion in the  Corporation's  Proxy Statement in connection with its annual shareholders meeting.

REPORTS TO THE FULL BOARD OF DIRECTORS
The  Chairperson  shall  report to the full Board of  Directors a summary of the
Audit  Committee's  activities  and may  submit  or refer to the full  Board any matter,  which the  Committee  believes  warrants the  attention of the Board of
Directors.

                                      A-2

                                                                      APPENDIX B

                               Lithia Motors, Inc.
                             2001 Stock Option Plan

                                    ARTICLE I
                               PURPOSE OF THE PLAN

         The purpose of this 2001 Stock  Option Plan (the  "Plan") is to advance the interests of Lithia Motors,  Inc. (the  "Company") and its  shareholders  by enabling the Company to attract and retain the services of people with training, experience  and ability and to provide  additional  incentive to  employees  and non-employee  directors  of the Company  and others who provide  services to the
Company by giving them an additional opportunity to participate in the ownership of the Company.

                                   ARTICLE II
                                   DEFINITIONS

         As used herein, the following definitions will apply:

         (a)      "Available  Shares" means the number of shares of Common Stock available at any time for issuance pursuant to Incentive Stock
                  Options  or  Nonqualified  Stock  Options  under  this Plan as provided in Article III.

         (b)      "Award"  means any grant of an  Incentive  Stock Option or any grant of a Nonqualified Stock Option under this Plan.

         (c)      "Board  of  Directors"  means the  Board of  Directors  of the
                  Company.

         (d)      "Internal  Revenue  Code" means the  Internal  Revenue Code of
                  1986, as amended.

         (e)      "Committee"  means  any  committee  appointed  by the Board of
                  Directors in accordance with Article V of this Plan, or, if no such  committee  has been  appointed,  shall mean the Board of
                  Directors.  Initially,  the Company's  Compensation  Committee
                  shall serve as the Committee.

         (f)      "Common Stock" means the Common Stock of the Company.

         (g)      "Company"  means  Lithia  Motors,   Inc.  an  Oregon  business
                  corporation,  and, unless the context otherwise requires,  any majority owned  subsidiary of the Company and any successor or assignee of the Company by merger, consolidation,  acquisition of all or  substantially  all of the assets of the  Company or otherwise.

                                      B-1

         (h)      "Disabled"  means a mental or  physical  impairment  which has lasted or which is expected to last for a continuous period of
                  12 months or more and which renders an Optionee unable, in the
                  Committee's  sole  discretion,  of performing the duties which were assigned to the Optionee during the 12 month period prior to such  determination.  The Committee's  determination of the existence of an individual's disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

         (i)      "Effective Date" means the date on which this Plan is approved by the Board of Directors.

         (j)      "Employee" means any person employed by the Company.

         (k)      "Exercise  Price"  means the price per share at which a shares of Common Stock may be purchased upon exercise of an Incentive
                  Stock Option or Nonqualified Stock Option.

         (l)      "Fair Market Value" with respect to shares of Common Stock for any date means:

                  1)       If  the   Common   Stock  is  traded  on  a  national
                           securities  exchange or on either the National Market
                           System  or Small  Cap  Market  of  NASDAQ,  the "Fair
                           Market Value" of a share of Common Stock shall be the
                           average between the lowest and highest reported sales
                           price of the  Common  Stock for such  date,  or if no
                           transactions  occurred on such date, on the last date
                           on which trades occurred;
                  2)       If the  Common  Stock  is not  traded  on a  national
                           securities  exchange  or on NASDAQ  but bid and asked
                           prices  are  regularly   quoted  on  the  NASDAQ  OTC
                           Bulletin  Board  Service,  by the National  Quotation
                           Bureau or any  other  comparable  service,  the "Fair
                           Market Value" of a share of Common Stock shall be the
                           average  between the  highest  closing bid and lowest
                           closing  asked prices as reported by such service for
                           such date or, if such date was not a business day, on
                           the preceding business day; or
                  3)       If there is no public  trading  of the  Common  Stock
                           within the terms of  subparagraphs  A or B, the "Fair
                           Market  Value" of a share of Common Stock shall be as
                           determined by the Committee in its sole discretion.

         (m)      "Incentive Stock Option" means an option to purchase shares of
                  Common  Stock that the  Committee  indicates  is  intended  to qualify as an  incentive  stock  option  within the meaning of
                  Section 422 of the Internal  Revenue Code and is granted under
                  Article VI of this Plan.

         (n)      "Nonqualified Stock Option" means an option to purchase shares of  Common  Stock  that  the  Committee  either  indicates  is intended to be a nonqualified stock option or indicates is NOT intended to qualify as an incentive  stock  option  within the meaning of Section  422 of the  Internal  Revenue  Code and is
                  granted under Article VII of this Plan.

         (o)      "Optionee"  means  any  individual  who is  granted  either an
                  Incentive  Stock Option or a  Nonqualified  Stock Option under this Plan.

                                      B-2

         (p)      "Reserved  Shares"  means the number of shares of Common Stock reserved  for  issuance  pursuant to Awards under this Plan as provided in Section 3.1 of Article III.

         (q)      "Securities Act" means the Securities Act of 1933, as amended.

         (r)      "Significant  Shareholder"  means any  person  who owns  stock possessing  more than ten percent (10%) of the total  combined voting  power of all  classes  of stock of the  Company or any parent or  subsidiary  of the  Company.  For  purposes of this definition  a person shall be  considered  as owning all stock owned, directly or indirectly by or for such person's brothers and sisters,  spouse,  ancestors  and lineal  descendants.  In addition,  stock owned,  directly or  indirectly,  by or for a corporation,  partnership, estate or trust shall be considered as being  owned  proportionately  by or for its  shareholders, partners or  beneficiaries  to the extent  required by Section
                  422 of the Internal Revenue Code.

                                   ARTICLE III
                            STOCK SUBJECT TO THE PLAN

         3.1  AGGREGATE  NUMBER OF RESERVED  SHARES.  Subject to  adjustment  in accordance with Section 9.1, the total number of shares of Common Stock reserved for issuance  pursuant to all Awards under this Plan is  established  at 600,000 shares.

         3.2 NUMBER OF  AVAILABLE  SHARES.  At any point in time,  the number of
Available Shares shall be the number of Reserved Shares at such time minus:

         (a)      the number of shares of Common  Stock issued upon the exercise of Incentive  Stock  Options and  Nonqualified  Stock  Options
                  prior to such time; and

         (b)      the number of shares  covered by Incentive  Stock  Options and
                  Nonqualified  Stock  Options  that have been granted and which have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time.

As a result of the foregoing, if an Incentive Stock Option or Nonqualified Stock
Option  expires,  terminates or is cancelled for any reason  without having been exercised in full,  the shares of Common Stock  covered by such option that were not  purchased  through  the  exercise  of such option will be added back to the
Available Shares. However, shares of Common Stock used by an Optionee to satisfy withholding  obligations upon the exercise of a Nonqualified  Stock Option shall nonetheless, for purposes of this Plan, be considered as having been issued upon the exercise of such option.

         3.3 RESERVATION OF SHARES. Available Shares shall consist of authorized but unissued  shares of Common Stock of the Company.  The Company  will,  at all times,  reserve for issuance  shares of Common Stock equal to the sum of (i) the number of shares  covered by  Incentive  Stock  Options and  Nonqualified  Stock
Options that have been granted and which have not yet expired,  been  terminated or been  cancelled to the extent that such  options  have not been  exercised at such time and (ii) the number of Available Shares.

                                      B-3

         3.4 ANNUAL LIMIT ON NUMBER OF SHARES TO ANY ONE PERSON.  No person will be eligible to receive Awards under this Plan which, in aggregate, exceed 75,000 shares in any calendar year except in connection with the hiring or commencement of services  from such  person in which case such limit shall be 100,000  shares during such calendar year.

                                   ARTICLE IV
                      COMMENCEMENT AND DURATION OF THE PLAN

         4.1 EFFECTIVE  DATE OF THE PLAN.  This Plan will be effective as of the
Effective Date, subject to the provisions of Section 4.2.

         4.2  SHAREHOLDER  APPROVAL OF THE PLAN. This Plan will be submitted for the approval of the shareholders of the Company within twelve (12) months of the
Effective  Date.  This Plan  will be  deemed  approved  by the  shareholders  if approved by a majority of the votes cast at a duly held meeting of the Company's shareholders  at which a quorum is present in person or by proxy. No Awards will be made under this Plan prior to such shareholder approval.  Upon such approval,
the  Company's   1996  Stock   Incentive   Plan,   as  amended,   and  the  1997
Non-Discretionary  Stock Option Plan for  Non-Employee  Directors will terminate and no new options will be granted thereunder.

         4.3  TERMINATION  OF THE PLAN.  This Plan will terminate ten years from the Effective  Date. In addition,  the Board of Directors will have the right to suspend or terminate  this Plan at any time.  Any  termination of this Plan will not affect the  exercisability  of any Incentive  Stock Options or  Nonqualified
Stock Options granted under this Plan prior to such termination.  Termination of the Plan will not  terminate  or  otherwise  affect any  Incentive  Stock Option
Agreement (as defined in Section 6.1) or Nonqualified Stock Option Agreement (as
defined in Section 7.1).

                                    ARTICLE V
                           ADMINISTRATION OF THE PLAN

         Subject  to the  provisions  of this Plan and any  additional  terms or conditions  which may,  from time to time, be imposed by the Board of Directors, the Committee will administer this Plan and will have the authority, in its sole discretion, to grant Incentive Stock Options or grant Nonqualified Stock Options in accordance  with Articles VI and VII,  respectively.  The Committee may, from time to time, adopt rules and regulations relating to the administration of this
Plan and may, but is not required to, seek the advice of legal, tax,  accounting and  compensation  advisors.  Decisions  of the  Committee  with  respect to the administration of this Plan, the  interpretation or construction of this Plan or the interpretation or construction of any written agreement  evidencing an Award will be final  and  conclusive,  subject  only to  review  by the full  Board of
Directors.  The  Committee  may  correct  any  defect,  supply any  omission  or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

                                      B-4

         The Board of  Directors  shall  appoint the  members of the  Committee, which shall consist of at least two directors  from the Board of Directors.  For purposes of this  paragraph,  directors who are not "outside  directors" as such term is defined in Treasury  Regulationss.1.162-27(e)(3)  and  directors who are not "nonemployee  directors" as such term is defined in Rule 16b-3 issued by the
Securities and Exchange  Commission under Section 16 of the Securities  Exchange
Act of 1934,  as  amended,  shall be referred  to as  "nonqualified  directors."
Nonqualified  directors  may  serve  on  the  Committee.  However,  nonqualified directors shall be deemed  (notwithstanding  any statement to the contrary which may be contained  in minutes of a meeting of the  Committee)  to have  abstained from any action  requiring  under  Section  162(m) the  approval  of a committee consisting  solely of outside  directors or from any action requiring under Rule
16b-3 the approval of a committee consisting solely of nonemployee directors and the assent of any such  disqualified  director  shall be ignored for purposes of determining  whether or not an such actions were approved by the  Committee.  If the  Committee  proposes  to take an action by  unanimous  consent  in lieu of a meeting and such action would  require  under  Section  162(m) the approval of a committee  consisting  solely of outside  directors or such action would require under Rule 16b-3 the approval of a committee  consisting  solely of  nonemployee directors,  the disqualified  director shall,  for purposes of such consent,  be deemed to not be a member of the Committee.

         If no Committee is appointed,  the Board of Directors will have all the duties and  responsibilities  of the  Committee  as set forth in this  Plan.  In addition,  the Board of Directors  may abolish a Committee and assume the duties and  responsibilities  of the  Committee  at any time if it elects to do so in a resolution adopted by the Board of Directors.

                                   ARTICLE VI
                   INCENTIVE STOCK OPTION TERMS AND CONDITIONS

         Incentive  Stock  Options may be granted  under this Plan in accordance with the following terms and conditions.

         6.1 REQUIREMENT FOR A WRITTEN  INCENTIVE STOCK OPTION  AGREEMENT.  Each
Incentive  Stock  Option  will  be  evidenced  by  a  written  option  agreement
("Incentive Stock Option Agreement").  The Committee will determine from time to time the form of Incentive  Stock Option  Agreement to be used. The terms of the
Incentive  Stock  Option  Agreement  must be  consistent  with this Plan and any inconsistencies  will be resolved in  accordance  with the terms and  conditions specified  in this Plan.  Except as  otherwise  required by this  Section 6, the terms and conditions of each Incentive Stock Option do not need to be identical.

         6.2 WHO MAY BE GRANTED AN INCENTIVE  STOCK OPTION.  An Incentive  Stock
Option may be granted to any Employee who, in the judgment of the Committee, has performed  or  will  perform  services  of  importance  to  the  Company  in the management,  operation and  development of the business of the Company or of one or more of its  Subsidiaries.  The  Committee,  in its  sole  discretion,  shall determine when and to which Employees  Incentive Stock Options are granted under this Plan.

                                      B-5

         6.3  NUMBER  OF  SHARES  COVERED  BY AN  INCENTIVE  STOCK  OPTION.  The
Committee,  in its sole  discretion,  shall  determine  the  number of shares of
Common Stock covered by each Incentive  Stock Option granted under this Plan and such  number  shall  be  specified  in the  written  agreement  evidencing  such
Incentive Stock Option.

         6.4 VESTING SCHEDULE UNDER AN INCENTIVE STOCK OPTION. The Committee, in
its sole  discretion,  shall  determine  whether an  Incentive  Stock  Option is immediately  exercisable as to all of the shares of Common Stock covered by such option or whether it is only  exercisable in accordance with a vesting  schedule as determined by the Committee,  in its sole  discretion.  The vesting terms and conditions,  if  any,  of each  Incentive  Stock  Option  as  determined  by the
Committee shall be specified in the Incentive Stock Option Agreement  evidencing such  option.  Notwithstanding  the  foregoing,  to the extent that an Incentive
Stock Option  (together with other incentive stock options within the meaning of
Section 422 of the Internal  Revenue Code held by such Optionee with an equal or lower exercise  price per share)  purports to become  exercisable  for the first time during any  calendar  year as to shares of Common  Stock with a Fair Market
Value  (determined  at the time of grant) in excess  of  $100,000,  such  excess shares shall be considered to be covered by a nonqualified  stock option and not an  incentive  stock  option  within the meaning of Section 422 of the  Internal
Revenue Code. Notwithstanding Section 9.2 of this Plan or the terms set forth in the Incentive Stock Option  Agreement,  any Incentive Stock Option granted under this  Plan that was not  either  approved  by (i) a  committee  of  non-employee directors  within  the  requirements  of Rule  16b-3 or (ii)  the full  board of directors of the  Company,  shall not be  exercisable  until at least six months after the date of such grant.

         6.5 EXERCISE  PRICE OF AN INCENTIVE  STOCK OPTION.  The Exercise  Price
under each Incentive Stock Option will be at least 100% of the Fair Market Value of a share of Common  Stock as of the date on which the  Incentive  Stock Option was granted.  However,  the  Exercise  Price under each  Incentive  Stock Option granted to an Optionee who is a Significant Shareholder will be at least 110% of the Fair  Market  Value of a share of  Common  Stock as of the date on which the
Incentive Stock Option was granted.

         6.6 DURATION OF AN INCENTIVE  STOCK  OPTION--GENERALLY.  The  Committee
will determine, in its sole discretion,  the term of each Incentive Stock Option provided  that such term will not  exceed 10 years  from the date on which  such option was granted or, in the case of a Significant Shareholder, will not exceed
5 years  from  the date on  which  such  option  was  granted.  The term of each
Incentive  Stock  Option  shall be set  forth in the  written  option  agreement evidencing such option.  The Optionee shall have no further right to exercise an
Incentive Stock Option following the expiration of such term.

         6.7 THE EFFECT OF TERMINATION OF THE OPTIONEE'S  EMPLOYMENT ON THE TERM
OF AN INCENTIVE  STOCK  OPTION.  If an Optionee,  while  possessing an Incentive
Stock  Option  that has not  expired  or been fully  exercised,  ceases to be an
Employee of the  Company  for any reason  other than as a result of the death or
disability   of  the   Optionee  (as  provided  for  in  Section  6.8  and  6.9,
respectively),  the Incentive  Stock Option may be exercised,  to the extent not previously  exercised  and subject to any vesting  provisions  contained  in the written option agreement, at any time within three months following the date the
Optionee ceased to be an Employee of the Company except that this provision will not extend the time within  which an  Incentive  Stock  Option may be  exercised beyond the expiration of the term of such option. The Committee may provide that if the  Optionee's  employment  is  terminated  by the  Company  for  cause,  as determined by the Company's  President or Board of Directors in their reasonable

                                      B-6

discretion,  the  Incentive  Stock Option will  terminate  immediately  upon the
Company's notice to the Optionee of such termination.

         6.8 THE EFFECT OF THE DEATH OF AN OPTIONEE ON THE TERM OF AN  INCENTIVE
STOCK OPTION.  If an Optionee,  while  possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the death of the  Optionee,  the  Incentive  Stock  Option may be
exercised,  to the extent not  previously  exercised  and subject to any vesting provisions  contained  in the written  option  agreement,  at any time within 12 months  following the date of the  Optionee's  death except that this  provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

         6.9 THE  EFFECT  OF THE  DISABILITY  OF AN  OPTIONEE  ON THE TERM OF AN
INCENTIVE  STOCK OPTION.  If an Optionee,  while  possessing an Incentive  Stock
Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the Optionee becoming  Disabled,  the Incentive Stock
Option may be exercised,  to the extent not previously  exercised and subject to any vesting  provisions  contained in the written option agreement,  at any time within 12 months  following the date of the Optionee  becoming  Disabled  except that this  provision  will not extend the time within which an  Incentive  Stock
Option may be exercised beyond the expiration of the term of such option.

         6.10  TRANSFERABILITY.  No Incentive Stock Option may be transferred by the Optionee other than by will or the laws of descent and distribution upon the death of the Optionee.

         6.11 TAX TREATMENT AND SAVINGS CLAUSE.  Nothing contained in this Plan, any written  option  agreement  representing  an  Incentive  Stock  Option,  any document  provided  by the Company to an Option or any  statement  made by or on behalf of the Company shall constitute a  representation  or warranty of the tax treatment of any option or that such option shall qualify as an incentive  stock option  under  Section 422 of the  Internal  Revenue  Code.  Any option which is designated as an Incentive  Stock Option but which,  either in whole or in part, fails for any reason to qualify as an incentive  stock option within the meaning of  Section  422  of the  Internal  Revenue  Code  or  which  fails  to  satisfy requirements under this Plan which apply only to Incentive Stock Options,  shall be treated as an incentive  stock option to the fullest extent  permitted  under
Section 422 of the  Internal  Revenue  Code and this Plan and  otherwise  shall, notwithstanding  such  designation,  be treated as a  Nonqualified  Stock Option under this Plan.

                                      B-7

                                   ARTICLE VII
                 NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

         Nonqualified Stock Options may be granted under this Plan in accordance with the following terms and conditions.

         7.1 REQUIREMENT FOR A WRITTEN NONQUALIFIED STOCK OPTION AGREEMENT. Each
Nonqualified  Stock  Option  will be  evidenced  by a written  option  agreement
("Nonqualified  Stock Option  Agreement").  The Committee  will  determine  from time-to-time  the form of Nonqualified  Stock Option  Agreement to be used under this  Plan.  The  terms  of the  Nonqualified  Stock  Option  Agreement  must be consistent with this Plan and any inconsistencies will be resolved in accordance with the  terms and  conditions  specified  in this  Plan.  Except as  otherwise required by this Section 7, the terms and conditions of each Nonqualified  Stock
Option do not need to be identical.

         7.2 WHO MAY BE GRANTED A  NONQUALIFIED  STOCK  OPTION.  A  Nonqualified
Stock Option may be granted to any Employee, any director of the Company and any other  individual  who, in the judgment of the Committee,  has performed or will perform  services of importance to the Company in the management,  operation and development  of  the  business  of  the  Company  or  of  one  or  more  of  its
Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Nonqualified Stock Options are granted under this Plan.

         7.3  NUMBER OF SHARES  COVERED  BY A  NONQUALIFIED  STOCK  OPTION.  The
Committee,  in its sole  discretion,  shall  determine  the  number of shares of
Common Stock covered by each Nonqualified  Stock Option granted under this Plan.
The  number  of  shares  covered  by each  Nonqualified  Stock  Option  shall be specified in the Nonqualified Stock Option Agreement evidencing such option.

         7.4 VESTING SCHEDULE UNDER A NONQUALIFIED  STOCK OPTION. The Committee,
in its sole discretion,  shall determine whether a Nonqualified  Stock Option is immediately  exercisable as to all of the shares of Common Stock covered by such option or whether it is only  exercisable in accordance with a vesting  schedule as determined by the Committee,  in its sole  discretion.  The vesting terms and conditions,  if any, of each  Nonqualified  Stock  Option as  determined  by the
Committee  shall  be  specified  in  the  Nonqualified  Stock  Option  Agreement evidencing  such option.  Notwithstanding  Section 9.2 of this Plan or the terms set forth in the written option agreement, any Nonqualified Stock Option granted under this Plan that was not either  approved by (i) a committee of non-employee directors  within  the  requirements  of Rule  16b-3 or (ii)  the full  board of directors of the  Company,  shall not be  exercisable  until at least six months after the date of such grant.

         7.5 EXERCISE PRICE OF A NONQUALIFIED  STOCK OPTION.  The Committee,  in
its sole  discretion,  shall establish the Exercise Price of Nonqualified  Stock
Option, which Exercise Price may be less than 100% of the Fair Market Value of a share of Common Stock as of the date on which the Nonqualified  Stock Option was granted.

                                      B-8

         7.6 DURATION OF A NONQUALIFIED STOCK  OPTION--GENERALLY.  The Committee
will determine,  in its sole  discretion,  the term of each  Nonqualified  Stock
Option  provided  that such term will not exceed 10 years from the date on which such option was granted. The term of each Nonqualified Stock Option shall be set forth in the written option agreement evidencing such option. The Optionee shall have no further  right to exercise a  Nonqualified  Stock Option  following  the expiration of such term.

         7.7 THE EFFECT OF TERMINATION  OF THE OPTIONEE'S  EMPLOYMENT OR SERVICE
AS A DIRECTOR ON THE TERM OF A NONQUALIFIED STOCK OPTION. If an Optionee,  while possessing  a  Nonqualified  Stock  Option  that has not  expired  or been fully exercised,  ceases  to be an  Employee  of the  Company  (or,  in the case of an
Optionee who is not an Employee but is a director of the Company, ceases to be a director of the  Company)  for any reason other than as a result of the death or
disability   of  the   Optionee  (as  provided  for  in  Section  7.8  and  7.9,
respectively), the Nonqualified Stock Option may be exercised, to the extent not previously  exercised  and subject to any vesting  provisions  contained  in the written option agreement, at any time within three months following the date the
Optionee  ceased to be an  Employee  (or a  director  as the case may be) of the
Company  except that this  provision  will not extend the time  within  which an
Nonqualified  Stock Option may be exercised beyond the expiration of the term of such option.  The  Committee  may provide that if the  Optionee's  employment is terminated by the Company for cause, as determined by the Company's President or
Board of Directorsin their reasonable discretion,  the Nonqualified Stock Option will  terminate  immediately  upon the Company's  notice to the Optionee of such termination.

         7.8  THE  EFFECT  OF  THE  DEATH  OF  AN  OPTIONEE  ON  THE  TERM  OF A
NONQUALIFIED STOCK OPTION. If an Optionee, while possessing a Nonqualified Stock
Option that has not expired or been fully  exercised,  ceases to be an Employee, ceases to serve as a director  of the  Company or ceases to provide  services to the Company as a result of the Optionee's  death, the Nonqualified  Stock Option may be  exercised,  to the extent not  previously  exercised  and subject to any vesting provisions contained in the written option agreement, at any time within
12 months  following the date of the Optionee's death except that this provision will not  extend  the time  within  which a  Nonqualified  Stock  Option  may be exercised beyond the expiration of the term of such option.

         7.9 THE  EFFECT  OF THE  DISABILITY  OF AN  OPTIONEE  ON THE  TERM OF A
NONQUALIFIED STOCK OPTION. If an Optionee, while possessing a Nonqualified Stock
Option that has not expired or been fully  exercised,  ceases to be an Employee, ceases to serve as a director  of the  Company or ceases to provide  services to the Company as a result of the  Optionee  becoming  Disabled,  the  Nonqualified
Stock  Option  may be  exercised,  to the extent not  previously  exercised  and subject to any vesting provisions contained in the written option agreement,  at any time within 12 months following the date of the Optionee  becoming  Disabled except that this  provision will not extend the time within which a Nonqualified
Stock Option may be exercised beyond the expiration of the term of such option.

         7.10  TRANSFERABILITY.  The Committee  may, in the  Nonqualified  Stock
Option  Agreement  evidencing any Nonqualified  Stock Option,  provide that such
Nonqualified  Stock  Option be  transferred  by gift to the  Optionee's  spouse, children  or a  trust  for  the  exclusive  benefit  of any  combination  of the
Optionee,  the Optionee's  spouse and the Optionee's  children provided that any transfer of a Nonqualified Option shall be conditioned upon the Optionee and the transferee of such  Nonqualified  Stock Option  executing and  delivering to the
Company a form of  Transfer/Assumption of Nonqualified Stock Option Agreement as

                                      B-9

the Company may request.  Notwithstanding  any transfer of a Nonqualified  Stock
Option,  the  Optionee  shall  remain  liable to the  Company for any income tax withholding  amounts  which the Company is required to withhold at the time that the  transferred  Nonqualified  Stock Option is exercised.  If the  Nonqualified
Stock Option Agreement does not expressly provide that such  Nonqualified  Stock
Option is transferable, such Nonqualified Stock Option may not be transferred by the Optionee,  other than by will or the laws of descent and  distribution  upon the death of the Optionee,  without the prior written  consent of the Committee, which consent may be withheld in the Committee's sole discretion.

                                  ARTICLE VIII
                     EXERCISE OF OPTIONS TO PURCHASE SHARES

         8.1 NOTICE OF EXERCISE. An Incentive Stock Option or Nonqualified Stock
Option may only be exercised by delivery to the Company of written notice signed by the Optionee or a permitted transferee under Section 7.10 (or, in the case of exercise after death of the Optionee,  by the executor,  administrator,  heir or legatee of the  Optionee,  as the case may be) directed to the  President of the
Company (or such other  person as the Company may  designate)  at the  principal business office of the Company. The notice will specify (i) the number of shares of Common  Stock  being  purchased,  (ii) the method of payment of the  Exercise
Price,  (iii) the method of payment  of the Tax  Withholding  if the option is a
Nonqualified  Stock Option, and (iv), unless a registration under the Securities
Act is in effect  with  respect  to the Plan at the time of such  exercise,  the notice of exercise shall contain such  representations as the Company determines to be necessary or  appropriate  in order for the sale of shares of Common Stock being  purchased  pursuant  to such  exercise  to qualify  for  exemptions  from registration under the Securities Act or other applicable state securities laws.

         8.2 PAYMENT OF EXERCISE PRICE. No shares of Common Stock will be issued upon the exercise of any  Incentive  Stock Option or  Nonqualified  Stock Option
unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection.  The Committee, in its sole  discretion,  may provide in the Incentive Stock Option Agreement or the Nonqualified Stock Option Agreement for the payment of the Exercise Price in cash, by delivery of a full-recourse promissory note, by the surrender of shares of Common Stock or other  securities  issued by the Company  (provided that such other securities have been held by the Optionee for at least six months prior to the date on which the Option is being exercised) in accordance with Section 8.4, or by  any  combination  of the  foregoing.  The  Committee  may,  in  its  sole discretion, permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed  broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such  broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

         8.3 PAYMENT OF TAX WITHHOLDING  AMOUNTS.  Unless the Committee,  in its
sole discretion,  determines otherwise, each Optionee must, upon the exercise of
any  Incentive   Stock  Option  or  Nonqualified   Stock  Option   (including  a
Nonqualified Stock Option transferred by the Optionee), either with the delivery of the notice of exercise  or upon  notification  of the amount due,  pay to the
Company or make adequate  provision for the payment of all amounts determined by the Company to be required to satisfy  applicable  federal,  state and local tax

                                      B-10

withholding  requirements  ("Tax  Withholding").  The Incentive  Stock Option or
Nonqualified Option Agreement may provide for, or the Committee may allow in its sole discretion, the payment by the Optionee of the Tax Withholding (i) in cash,
(ii) by the Company  withholding  such amount from other amounts  payable by the
Company to the  Optionee,  including  salary,  (iii) by  surrender  of shares of
Common Stock or other  securities of the Company in accordance with Section 8.4,
(iv) by the  application  of shares that could be received  upon exercise of the
Incentive Stock Option or  Nonqualified  Stock Option in accordance with Section
8.4, or (v) any combination of the foregoing.

         By  receiving  and upon  exercise  of an  Incentive  Stock  Option or a
Nonqualified Stock Option, the Optionee shall be deemed to have consented to the
Company  withholding the amount of any Tax Withholding  from any amounts payable by the Company to the  Optionee.  The  Committee  may,  in its sole  discretion, permit an Optionee to elect to pay the Tax  Withholding  by  authorizing  a duly registered and licensed  broker-dealer to sell the shares to be issued upon such exercise  (or, at least,  a sufficient  portion  thereof) and  instructing  such broker-dealer  to immediately  remit to the Company a sufficient  portion of the proceeds  from such sale to pay the Tax  Withholding.  No shares  will be issued upon an exercise of an  Incentive  Stock Option or a  Nonqualified  Stock Option
unless  and  until  payment  or  adequate  provision  for  payment  of  the  Tax
Withholding has been made. If either as a result of the exercise of an Incentive
Stock  Option or a  Nonqualified  Stock Option or the  subsequent  disqualifying disposition of shares acquired  through such exercises,  the Company  determines that  additional  withholding is or becomes  required  beyond any amount paid or provided for by the Optionee,  the Optionee will pay such  additional  amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount  demanded,  the Company may withhold  that amount from other  amounts payable by the Company to the Optionee, including salary.

         8.4 PAYMENT OF EXERCISE PRICE OR WITHHOLDING WITH OTHER SECURITIES.  To
the extent  permitted in Section 8.2 and Section 8.3 above,  the Exercise  Price and Tax  Withholding  may be paid by the  surrender of shares of Common Stock or other  securities  of the Company.  The notice of exercise  shall  indicate that payment  is being  made by the  surrender  of shares  of  Common  Stock or other securities of the Company. Payment shall be made by either (i) delivering to the
Company the certificates or instruments representing such shares of Common Stock or other  securities,  duly  endorsed for  transfer,  or (ii)  delivering to the
Company an  attestation  in such form as the Company may deem to be  appropriate with respect to the Optionee's  ownership of the shares of Common Stock or other securities  of the Company.  Shares of Common Stock shall,  for purposes of this
Section 8 be valued  at their  Fair  Market  Value as of the last  business  day preceding the day the Company receives the Optionee's notice of exercise.  Other securities  of the Company  shall,  for purposes of this Section 8, be valued at the publicly  reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee's notice of exercise, or, if there are no publicly  reported prices of such other  securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of  Directors.  To the  extent  permitted  in Section  8.3 above,  Tax
Withholding  may, if the  Optionee  so  notifies  the Company at the time of the notice of exercise, be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company.  This application of  shares  shall  be  accomplished  by  crediting  toward  the  Optionee's  Tax
Withholding  obligation the difference  between the Fair Market Value of a share of Common  Stock and the  Exercise  Price of the stock  option  specified in the
Optionee's  notice.  Any such application shall be considered an exercise of the other stock option to the extent that shares are so applied.

                                      B-11

         8.5  COMPLIANCE  WITH  SECURITIES  LAWS.  No Shares will be issued with respect to the  exercise of any  Incentive  Stock Option or  Nonqualified  Stock
Option  unless the  exercise and the issuance of the Shares will comply with all relevant provisions of law, including,  without limitation,  the Securities Act, any  registration  under the  Securities Act in effect with respect to the Plan, all applicable state  securities  laws, the Securities  Exchange Act of 1934, as amended,  the  Internal  Revenue  Code,  the  respective  rules and  regulations promulgated  thereunder,  and the  requirements of any stock exchange upon which the Common Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will not be liable to any  Optionee or any other  person for failure to issue Shares upon the  exercise of an option  where such  failure is due to the  inability  of the
Company  to  obtain  all  permits,   exemptions  or  approvals  from  regulatory
authorities which are deemed by the Company's counsel to be necessary. The Board may require any action or  agreement  by an Optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company will not be obliged to prepare,  file or maintain a registration under the Securities
Act with  respect to the Plan or to take any actions  with  respect to any state securities laws.

         8.6 ISSUANCE OF SHARES.  Notwithstanding  the good faith  compliance by the  Optionee  with all of the  terms  and  conditions  of an  Incentive  Option
Agreement or  Nonqualified  Option  Agreement  and with this Article  VIII,  the
Optionee will not become a shareholder  and will have no rights as a shareholder with  respect to the shares  covered by such option until the issuance of shares pursuant to the exercise of such option is recorded on the stock transfer record
of  the  Company.   Notwithstanding   the  foregoing,   the  Company  shall  not
unreasonably  delay the  issuance  of a stock  certificate  and  shall  exercise commercially  reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with
all  of  the  terms  and  conditions  of  the  Incentive   Option  Agreement  or
Nonqualified Option Agreement, as the case may be, and with this Article VIII.

         8.7  NOTICE OF ANY  DISQUALIFYING  DISPOSITION  AND  PROVISION  FOR TAX
WITHHOLDING.  Any Optionee  that  exercises  an Incentive  Stock Option and then makes a  "disqualifying  disposition" (as such term is defined under Section 422 of the Internal  Revenue  Code) of the shares so  purchased,  shall  immediately notify the Company in writing of such disqualifying disposition and shall pay or make  adequate  provision for all Tax  Withholding  as if such  Incentive  Stock
Option was a Nonqualified Stock Option in accordance with Section 8.3.

                                   ARTICLE IX
                          CHANGES IN CAPITAL STRUCTURE

         9.1  ADJUSTMENTS  OF NUMBER OF SHARES  AND  EXERCISE  PRICE.  Except as
provided in Section 9.2, if the outstanding shares of Common Stock are hereafter increased,  decreased,  changed into or exchanged for a different number or kind of shares of Common Stock or for other  securities  of the Company or of another
corporation,   by  reason   of  any   reorganization,   merger,   consolidation,
reclassification,  stock  split-up,  combination  of shares of Common Stock,  or dividend  payable in shares of Common Stock or other  securities of the Company, the Committee  will make such  adjustment as it deems  appropriate in the number and kind of shares of Common  Stock or other  securities  covered by  subsequent
Awards. In addition, the Committee will at such time make such adjustment in the number  and kind of  shares  of  Common  Stock or other  securities  covered  by outstanding Incentive Stock Options and outstanding  Nonqualified Stock Options, as well as make an  adjustment  in the  Exercise  Price under each option as the

                                      B-12

Committee  deems  appropriate.  Any  determination  by the  Committee as to what adjustments may be made, and the extent thereof,  will be final,  binding on all parties and conclusive.

         9.2  ACCELERATION  OF  VESTING.  In the  event  of any  dissolution  or liquidation  of the Company,  or any plan of exchange,  merger or  consolidation with one or more  corporations in which the Company is not the surviving entity, or in which the security holders of the Company prior to such transaction do not receive in the  transaction  securities  with voting  rights with respect to the election  of  directors  equal  to 50% or more of the  votes of all  classes  of securities of the surviving  corporation  which will be outstanding  immediately after  such  transaction,  each  outstanding  Incentive  Stock  Option  and each outstanding  Nonqualified Stock Option shall become  immediately  exercisable in its  entirety,  notwithstanding  any  vesting  schedule  included in the written agreement evidencing such option, fifteen (15) days prior to such event and upon such event,  such  options  will expire  unless,  as an  expressed  term of such transaction,  adequate  provision is made for the  continuation of the rights of holders of such outstanding  option after the consummation of such  transaction.
Any exercise of an option the vesting of which is  accelerated  pursuant to this
Section 9.2 will be subject to the event actually occurring.

                                    ARTICLE X
                              UNDERWRITERS LOCK-UP

         Each  written  agreement  evidencing  an Award  will  specify  that the
Optionee,  by accepting the Award agrees that whenever the Company  undertakes a firmly  underwritten  public offering of its  securities,  the Optionee will, if requested to do so by the managing  underwriter in such offering,  enter into an agreement  not to sell or  dispose of any  securities  of the  Company  owned or controlled by the Optionee provided that such restriction will not extend beyond
12  months  from  the  effective  date of the  registration  statement  filed in connection with such offering.

                                   ARTICLE XI
                                EMPLOYMENT RIGHTS

         Nothing in this Plan nor in any written  agreement  evidencing an Award will confer upon any Optionee any right to be continued in the employment of the
Company or to limit or affect in any way the right of the  Company,  in its sole discretion,  to (a) terminate the employment of such Optionee at any time,  with or without  cause,  (b) change the duties of such  Optionee,  or (c) increase or decrease  the  compensation  of the  Optionee  at any time.  Unless the  written agreement  evidencing an Award expressly provides otherwise,  vesting under such agreement shall be conditioned upon:

         a)       for Employees of the Company,  the continued employment of the
                  Optionee;

         b)       for  independent  contractors,   the  Optionee  continuing  to
                  provide  services  to the  Company on  substantially  the same terms and  conditions  as such  services  were provided at the time of the Award; or

         c)       for directors who are not Employees,  the Optionee  continuing to serve as a director of the Company;

                                      B-13

and nothing in this Plan shall be construed as creating a contractual or implied right or  covenant by the Company to  continue  such  employment,  service as an independent contractor or service as a director.

                                   ARTICLE XII
                                AMENDMENT OF PLAN

         The Board of Directors  may, at any time and from time to time,  modify or amend this Plan as it deems  advisable  except that any amendment  increasing the number of shares of Common Stock  reserved  under this Plan or expanding the persons  eligible to receive Awards shall only become effective if and when such amendment is approved by the shareholders of the Company.  Except as provided in
Section 9 hereof,  no amendment  shall be made to the terms or  conditions of an outstanding  Incentive  Stock Option or  Nonqualified  Stock Option  without the written consent of the Optionee.

DATED as of and approved by the Board of  Directors of the Company  effective as of April 9, 2001.

Approved by the shareholders of the Company on ___________, 2001.

                                      B-14

                                                                      APPENDIX C

                    1998 Employee Stock Purchase Plan Summary

GENERAL
The Board approved the 1998 Employee  Stock Purchase Plan (the "Purchase  Plan")
and, as amended,  has reserved a total of 500,000 shares of Class A Common Stock for issuance thereunder,  237,979 of which remain available for future issuance.
In April 2001, subject to shareholder approval,  the Board approved an amendment to the Purchase Plan to modify certain  eligibility  requirements.  See Proposal
No. 3.

ADMINISTRATION
The Purchase Plan is intended to qualify as an "Employee  Stock  Purchase  Plan"
under  Section 423 of the  Internal  Revenue  Code of 1986,  as amended,  and is administered by the Compensation Committee of the Board.

ELIGIBILITY
Employees of the Company and its subsidiaries are eligible to participate in the
Purchase  Plan  after  they have  completed  at least six  months of  continuous employment  and work at least 20 hours  per  week.  See  Proposal  No. 3 for the proposed  amendment to this  eligibility  requirement.  Messrs.  Sidney  DeBoer,
Heimann,  Gray,  and Moreland are not currently  eligible to  participate in the
Purchase  Plan since  employees who control 5% or more of the total voting power of all classes of the Company's stock are not eligible.  Messrs. Jeffrey DeBoer,
Bryan  DeBoer,  and Mark  DeBoer  are not able to  participate  because of their family relationship with Sidney DeBoer. Employees may end their participation in
the  Purchase   Plan  at  any  time  during  the  calendar   quarter  and  their
participation ends automatically on the termination of their employment.

PURCHASE PRICE
The Purchase Plan allows eligible  employees to purchase shares of the Company's
Class A Common Stock through payroll deductions,  which may not exceed 15% of an employee's  total pay, nor 10% of their base pay. The price of shares  purchased under the Purchase Plan will be 85% of the lower of the fair market value of the
Class A Common Stock at the beginning or at the end of each calendar quarter.

AMENDMENT OF THE PURCHASE PLAN
The Board  may  amend or  terminate  the  Purchase  Plan at any time but may not increase  the  number  of  shares  covered  by  the  Purchase  Plan,  amend  the eligibility  requirements  or permit  members of the  Compensation  Committee to participate in the Purchase Plan, without subsequent shareholder approval.

TERM OF PURCHASE PLAN
The Purchase Plan will terminate on December 31, 2007.

FEDERAL TAX EFFECTS
A participant  acquiring  stock pursuant to a qualified  employee stock purchase plan receives favorable tax treatment in that the participant does not recognize any  taxable  income at the time of the grant of the option to  purchase or upon exercise of such option to purchase. The tax treatment of the disposition of the stock  depends upon whether the stock is disposed of within the holding  period,

                                      C-1

which is two years from the date of grant.  If the  participant  disposes of the stock after completion of the holding period,  the lesser of (a) the sales price less the purchase  price, or (b) 15 percent of the market value of the shares on the first day of the offering  period,  is taxable as ordinary  income,  and any further  profit is taxable as long-term  capital gain.  Any loss is treated as a capital loss. If the participant disposes of the stock before the holding period expires  (disqualifying  disposition),  the difference between the price paid by the  employee  and the  market  value of the shares at the date of  purchase  is taxable as ordinary  income,  and the difference  between the amount received by the employee on the disposition of the shares and the market value of the shares at  the  date  of  purchase  is  treated  as a  capital  gain  or  loss.  Upon a disqualifying  disposition  of the stock,  the Company  may deduct from  taxable income  in the year of the  disqualifying  disposition  an  amount  equal to the difference  between the price paid by the  employee  and the market value of the shares at the date of purchase.

                                NEW PLAN BENEFITS
                        1998 EMPLOYEE STOCK PURCHASE PLAN

The following  table  summarizes  shares  purchased under the Purchase Plan from
January 1, 2001 through April 2, 2001.

Name and Position                                       Number of Shares (A)
---------------------------------------------------     --------------------
Sidney B. DeBoer, Chairman, Chief Executive Officer            -
 and Secretary

M. L. Dick Heimann, President, Chief Operating                 -
 Officer and Director

R. Bradford Gray, Executive Vice President                     -

Don Jones, Jr., Senior Vice President, Retail                 799
 Operations

Bryan DeBoer, Senior Vice President, Mergers and
 Acquisitions/Operations                                       -

Thomas Becker, Director                                        -

W. Douglas Moreland, Regional Vice President-Inter             -
 Mountain Region and Director

Gerald F. Taylor, Director                                     -

William J. Young, Director                                     -

All Current Executive Officers as a Group (7 people)          799

All Non-Executive Officer Directors as a Group (3              -
 people)

All Non-Executive Officer Employees as a Group             68,730
 (approximately 3,600 people)

(A)      A total of 69,529  shares of the  Company's  Class A Common  Stock were purchased  between  January 1, 2001 and April 2, 2001,  the date of the last Offering  Period,  under the Purchase Plan.  The average  purchase price of the shares purchased was $10.61 per share.

Participation  in the  Purchase  Plan  is  voluntary  and is  dependent  on each eligible  employee's  election to participate and his or her determination as to the  level of  payroll  deductions.  Accordingly,  future  purchases  under  the
Purchase Plan are not determinable.  Non-employee  directors are not eligible to participate.

                                      C-2

                               LITHIA MOTORS, INC.
  Revocable Proxy for Annual Meeting of Shareholders to be Held on May 17, 2001

The undersigned  hereby  appoints  Sidney B. DeBoer and M. L. Dick Heimann,  and each of them,  proxies with power of  substitution  to represent  and to vote on behalf of the undersigned  all shares of Common Stock of Lithia Motors,  Inc. at the annual  meeting to be held at 4:00 p.m. on Thursday,  May 17, 2001,  and any
adjournments   thereof,  with  all  powers  the  undersigned  would  possess  if personally present, with respect to the following:

1.      Election of Directors  [_]  FOR all nominees listed below
                               [_]  WITHHOLD AUTHORITY to vote for all nominees
                                    listed below

        To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

        Sidney B. DeBoer       M. L. Dick Heimann           Thomas Becker
        R. Bradford Gray       William J. Young             W. Douglas Moreland
        Gerald F. Taylor

2.      To approve the Lithia Motors, Inc. 2001 Stock Option Plan.

        FOR    [_]               AGAINST   [_]                   ABSTAIN    [_]

3.      To approve an amendment to the Lithia Motors,  Inc. 1998 Employee Stock
        Purchase Plan.

        FOR    [_]              AGAINST    [_]                   ABSTAIN    [_]

4.      Other  Matters.  At the  discretion of the proxy holder,  on such other business as may properly  come before the meeting and any  adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC
DIRECTION  IS GIVEN AS TO ANY OF THE ABOVE  ITEMS,  THIS PROXY WILL BE VOTED FOR
EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE TWO PROPOSALS.

Dated:  _________________________, 2001

---------------------------------------
Signature of Stockholder(s)

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Signature of Stockholder(s)

Please  date  and  sign  above  exactly  as your  name  appears  on  your  stock certificate(s) (which should be the same as the name on the address label on the envelope  in  which  this  proxy  was  sent to you),  including  designation  as executor,  trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.